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                                                                Exhibit 10.17

                                     COUNTY SEAT
                                    THE JEANSTORE

March 12, 1997

Mr. Ivan L. Friedman                                               VIA FACSIMILE
President
Retail Consulting Services, Inc.
460 West 34th Street
New York, NY  10001

Dear Ivan:

This letter sets forth out mutual understanding, clarifying and amending certain terms of your engagement letter with us dated July 30, 1996:

        - you have agreed to make pro rata adjustments under Section 3(b) and reimburse County Seat for any overpayment in the event a store is subsequently closed for which a fee was paid pursuant to this Section;

        - we have agreed to use a discount rate of 10% in calculating the fee payable under Section 3(c); and

        - the "grand total" fee under Section 3(c) is reduced from 5 1/2% to 5%;

provided, that the foregoing amendments shall have no force or effect in the event County Seat terminates your engagement without your consent prior to the confirmation of a plan of reorganization.

Thank you for all of your hard work to date. If this reflects our mutual understanding, please sign and return a copy of this letter to me.

Sincerely,


Matthew J. Knopf
Senior Vice President and
General Counsel

MJK/jj

Accepted and Agreed to this
___ day of _________, 1997

RETAIL CONSULTING SERVICES, INC.             cc:  Brett Forman
                                                  Bill Lackey
By: /s/ Ivan L. Friedman                          Ed Tomechko
    --------------------------                    Bob Austein
        Ivan L. Friedman

Its:  President
    --------------------------